NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: ____________

$____________


                         8% CONVERTIBLE PROMISSORY NOTE

     FOR VALUE RECEIVED, Knobias, Inc., a Delaware corporation, having a principal place of business at 875 Northpark Drive, Building 2, Suite 500, Ridgeland, MS 39157 ("Maker"), hereby promises to pay to the order of Bushido Capital Master Fund, LP or its registered assigns ("Payee"), the principal sum of __________Dollars (U.S. $________), together with interest thereon from the date hereof accruing at the rate of eight percent (8%) per annum. Principal and all accrued interest shall be payable in full on or before _____________.


                                  PAYMENT TERMS

     Principal and Interest. The principal amount of this Note, together with all accrued interest, shall be due and payable on or before _____________.

     Manner of Payment. All payments of principal and interest on this Note shall be made payable to Payee and mailed c/o Bushido Capital Partners, Ltd., 275 Seventh Avenue, Suite 2000, New York, NY 10001 or at such other place in the United States of America as Payee shall designate to Maker in writing. If any payment of principal or interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

     Prepayment. Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment.


                                     DEFAULT

     The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default hereunder ("Event of Default"):

          (a) If Maker shall fail to pay when due any payment of principal or interest on this Note and such failure continues for fifteen (15) days after Payee notifies Maker therein writing;

          (b) The Maker shall default in the observance or performance of any other term, covenant or agreement contained herein and the same shall not be cured within fifteen (15) days of the occurrence thereof;

          (c) the Maker shall commence, or there shall be commenced against the Maker, a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Maker commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Maker or (ii) there is commenced against the Maker any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or (iii) the Maker is adjudicated by a court of competent jurisdiction insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (iv) the Maker suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or (v) the Maker makes a general assignment for the benefit of creditors; or (vi) the Maker shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (vii) the Maker shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (viii) the Maker shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or
     (ix) any corporate or other action is taken by the Maker for the purpose of effecting any of the foregoing;

          (d) the Maker shall be a party to any Change of Control Transaction, shall agree to sell or dispose of all or in excess of 33% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction) or shall redeem or repurchase more than a de minimis number of its outstanding shares of Common Stock or other equity securities of the Maker (other than repurchases of shares of Common Stock or other equity securities of departing officers and directors of the Maker; provided such repurchases shall not exceed $100,000, in the aggregate, for all officers and directors during the term of this Note). "Change of Control Transaction" means the occurrence after August 9, 2005, of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Maker, by contract or otherwise) of in excess of 33% of the voting securities of the Maker, or (ii) a replacement at one time or within a one year period of more than one-half of the members of the Maker's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (iii) the execution by the Maker of an agreement to which the Maker is a party or by which it is bound, providing for any of the events set forth above in (i) or (ii).


                                    REMEDIES

     Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by Payee), Payee may, at its option, (i) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note. Maker shall pay all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee's exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys' fees.


                        CONVERSION INTO PRIVATE PLACEMENT

     The unpaid principal amount of the Note and accrued interest thereon shall be converted in full into a subsequent convertible instrument or shares of common stock pursuant to all terms and conditions of the Maker's anticipated issuance of privately placed securities provided that such private placement issuance is presented to Payee on or before _______________.


                                     WAIVER

     The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note. Maker hereby waives presentment, demand, protest and notice of dishonor and protest.


                                OTHER PROVISIONS

     Notices. Any and all notices or other communications or deliveries to be provided by the Payee hereunder, without limitation, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Maker, at the address set forth above, facsimile number (601) 978-3675, Attn: E. Key Ramsey, President, or such other address or facsimile number as the Maker may specify for such purposes by notice to the Payee delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Maker hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to Payee at the facsimile telephone number or address of such Holder appearing on the books of the Maker, or if no such facsimile telephone number or address appears, at the principal place of business of the Payee. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

     Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Maker, which is absolute and unconditional, to pay the principal of and interest on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Maker. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

     Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Maker shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Maker.

     Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations and enforcement of this Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

     Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Maker covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Maker from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Maker (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Payee, but will suffer and permit the execution of every such as though no such law has been enacted.

     This Note shall be binding upon the successors and assigns of Maker, and shall inure to the benefit of and be enforceable by the heirs, personal representatives, successors and assigns of Payee or any other holder hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed, sealed and delivered this Promissory Note the day and year first above written.




                                    KNOBIAS, INC.

                                    By:    __________________
                                           Key Ramsey, President